CO-SALE AND FIRST REFUSAL AGREEMENT

This CO-SALE AND FIRST REFUSAL AGREEMENT (this “Agreement”) is entered into as of February 21, 2003, by and among Smarte Solutions, Inc., a Delaware corporation (the “Company”), each of the individuals and entities listed on Schedule I attached hereto (the “Purchasers”) and each of the individuals listed on Schedule II attached hereto (the “Key Stockholders”).  This Agreement shall become effective as of the Closing (as defined therein) of that certain Series A Convertible Preferred Stock Purchase Agreement dated as of even date herewith (the “Purchase Agreement”) by and among the Company and the Purchasers.  Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Purchase Agreement.

WHEREAS, the Company and the Purchasers are parties to the Purchase Agreement pursuant to which the Company has agreed to sell, and the Purchasers have agreed to purchase, shares of Series A Convertible Preferred Stock (“Preferred Stock”) of the Company;

WHEREAS, the Company’s and the Purchasers’ respective obligations under the Purchase Agreement are conditioned upon the execution and delivery of this Agreement; and

WHEREAS, the parties hereto desire to restrict the sale, assignment, transfer, encumbrance or other disposition of (i) the shares of common stock, $0.001 par value, of the Company (the “Common Stock”) and Preferred Stock which the Key Stockholders and Purchasers own as of the date hereof, (ii) any other shares of Common Stock and Preferred Stock of the Company which the Key Stockholders and Purchasers may hereafter acquire or (iii) all other securities of the Company which may be issued in exchange for or in respect of shares of Common Stock and Preferred Stock (whether by way of stock split, stock dividend, combination, reclassification, reorganization, or any other means) (collectively, the “Stock”), and to provide for certain rights and obligations in respect thereto as hereinafter provided.

NOW, THEREFORE, in consideration of the premises, and the mutual promises and agreements contained herein, the parties hereby agree as follows:

ARTICLE 1.

RESTRICTIONS ON TRANSFERS

Section 1.1.

General Prohibition on Transfers; Permitted Transfers.

(a)

Except as otherwise permitted hereby, each Key Stockholder shall not directly or indirectly sell, assign, pledge, dispose, convey, gift, hypothecate, encumber or otherwise transfer (each, a “Transfer”) to any person (a “Transferee”) any share of Stock unless such Key Stockholder has complied with all of the terms of this Agreement.  Any purported Transfer in violation of any provision of this Agreement shall be void and ineffectual and shall not operate to transfer any interest or title to the purported Transferee.  Notwithstanding any other provision herein, any proposed Transfer to any person or entity whose primary business is, in the good faith judgment of the Board of Directors of the Company, directly competitive with the business of the Company, shall require the consent of the Board of Directors.

(b)

The restrictions contained in this Section 1.1 with respect to Transfers by each Key Stockholder of shares of Stock and the provisions of Sections 1.2 and 1.3 shall not apply to any Transfer of Stock by a Key Stockholder (i) to any spouse, parents, siblings (by blood, marriage or adoption) or lineal descendants (by blood, marriage or adoption) of a Key Stockholder; (ii) to any trust or other similar entity for the benefit of the Key Stockholder or the Key Stockholder’s spouse, parents, siblings or lineal descendants; (iii) to any person who is an Affiliate of such Key Stockholder, as such term is defined by Section 405 of the Securities Act; (iv) as approved by the Board of Directors in connection with a pledge to financial institutions or other entities pursuant to a bona fide loan transaction that creates a mere security interest or mortgage; (v) in a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 (or any successor form) under the Securities Act of 1933, as amended (the “Securities Act”) that results in net proceeds to the Company (after deducting applicable underwriting discounts and commissions) of not less than $10,000,000 in the aggregate (a “Qualified Public Offering”); or (vi) for which a majority of the Purchasers have provided their prior written consent (collectively, “Permitted Transferees”); provided, however, that any Transfer made by a Key Stockholder to a Permitted Transferee pursuant to this Section 1.1(b) may only be made if the Permitted Transferee, prior to the time of Transfer of Stock, agrees in writing to be bound by the terms of this Agreement.

Section 1.2.

Right of First Refusal.

(a)

Except as otherwise permitted in Section 1.1(b) of this Agreement, Transfers of shares of the Stock by a Key Stockholder shall not be permitted unless the Key Stockholder has complied with this Section 1.2.  If a Key Stockholder intends to Transfer more than 100,000 of its shares of Stock in one or more related transactions (a “Proposed Seller”), the Proposed Seller shall give prompt written notice (the “Seller’s Notice”) to the Company and each of the Purchasers at least thirty (30) days prior to the closing of such Transfer, stating that the Proposed Seller intends to make such a Transfer, identifying the name and address of the prospective purchaser or transferee (the “Proposed Transferee”), specifying the number of shares of Stock proposed to be purchased or acquired pursuant to the offer (the “First Refusal Shares”) and specifying the per share purchase price which the Proposed Transferee has offered to pay for the First Refusal Shares (the “Sale Price”), which Seller’s Notice shall constitute an irrevocable election to sell.  A copy of the offer, if available, and a statement of the number of shares held by each of the Purchasers shall be attached to the Seller’s Notice.

(b)

(i) Each Purchaser shall have the irrevocable and exclusive option to purchase up to that number of the First Refusal Shares at the Sale Price as equals the product of (A) the number of First Refusal Shares multiplied by (B) a fraction, the numerator of which shall be the number of shares of Common Stock owned by such Purchaser (assuming full conversion and exercise of all convertible and exercisable securities into Common Stock) and the denominator of which shall be the number of shares of Common Stock (assuming full conversion and exercise of all convertible and exercisable securities into Common Stock) owned by all of the Purchasers at the time of the Transfer or on the date that notice is sent (the “Proportionate Share”).  Within twenty (20) calendar days of delivery of the Seller’s Notice, each Purchaser shall deliver a written notice (the “Purchaser’s Notice”) to the Proposed Seller stating whether it elects to exercise its option under this Section 1.2(b) and the maximum number of shares (up to all of such Purchaser’s Proportionate Share) that it is willing to purchase, and such notice shall constitute an irrevocable commitment to purchase such shares.

(i)

If a Purchaser does not elect to purchase its full Proportionate Share, the Proposed Seller shall deliver another written notice to each Purchaser that has elected to purchase its full Proportionate Share (a “Fully Exercisable Purchaser”) stating the number of unpurchased shares (the “Unpurchased Shares”).  Each Fully Exercising Purchaser shall be entitled, by delivering written notice to the Proposed Seller within ten (10) calendar days following the delivery of such notice, to purchase up to all of the Unpurchased Shares at the Sale Price.  In the event of an oversubscription, the oversubscribed amount shall be allocated among such Fully Exercising Purchasers pro rata based on the number of shares of Common Stock (assuming full conversion and exercise of all convertible and exercisable securities into Common Stock) owned by each of them.  The delivery of the notice of election under this paragraph shall constitute an irrevocable commitment to purchase such shares.

(ii)

If the Purchasers do not to exercise their rights with respect to all such Unpurchased Shares, then the Company may purchase any or all such remaining Unpurchased Shares for the Sale Price; provided, however, that the Company shall not exercise its rights under this Section 1.2 without the consent of the Board of Directors of the Company.

(iii)

If any shares are not elected to be purchased pursuant to this Section 1.2, then, subject to Section 1.3 hereof, the Proposed Seller shall be free, for a period of sixty (60) days from the date of the Seller’s Notice, to sell the Shares to the Proposed Transferee, at a price equal to or greater than the Sale Price and upon terms no more favorable to the Proposed Transferee than those specified in the Seller’s Notice.  Any Transfer of the remaining First Refusal Shares by the Proposed Seller after the end of such sixty (60) day period or any change in the terms of the sale as set forth in the Notice which are more favorable to the Proposed Transferee shall require a new notice of intent to Transfer to be delivered to each Purchaser and shall give rise anew to the rights provided in the preceding paragraphs.

(c)

If any Purchaser elects to purchase any or all of the First Refusal Shares mentioned in the Seller’s Notice, such Purchaser shall have the right to purchase the First Refusal Shares for cash consideration whether or not part or all of the consideration specified in the Seller’s Notice is other than cash.  If part or all of the consideration to be paid for the First Refusal Shares as stated in the Seller’s Notice is other than cash, the price stated in such Seller’s Notice shall be deemed to be the sum of the cash consideration, if any, specified in such Seller’s Notice, plus the fair market value of the non-cash consideration.  The fair market value of the non-cash consideration shall be determined in good faith by the Board of Directors of the Company, and its judgment as to the fair market value of such non-cash consideration shall be binding upon the Proposed Seller and the Purchasers.

Section 1.3.

Right of Co-Sale.  In the event that no First Refusal Shares are purchased by a Purchaser as provided in Section 1.2 hereof, the Proposed Seller shall deliver a notice to such Purchaser informing it of the number of First Refusal Shares it holds (the “Co-Sale Shares”) and intends to sell to the Proposed Transferee.  Such Purchaser shall have the right, exercisable upon written notice to the Proposed Seller within ten (10) days after the giving of such notice by the Proposed Seller, to participate in the Proposed Seller’s sale of Co-Sale Shares at the Sale Price.  The delivery of the notice of election under this paragraph shall constitute an irrevocable commitment to sell such shares.  To the extent one or more of the Purchasers exercises such right of participation in accordance with the terms and conditions set forth below, the number of shares of Stock which the Proposed Seller may sell to the Proposed Transferee shall be correspondingly reduced.  The right of participation of each of the Purchasers shall be subject to the following terms and conditions:

(a)

Each of the Purchasers who did not purchase shares pursuant to Section 1.2(b) above (a “Non-Participating Purchaser”) may elect to sell all or any part of that number of shares of Stock of the Company held by such Purchaser equal to the product obtained by multiplying (i) the aggregate number of Co-Sale Shares by (ii) a fraction, the numerator of which is the number of shares of Common Stock of the Company (assuming full conversion and exercise of all convertible and exercisable securities into Common Stock) at the time owned by such Purchaser and the denominator of which is the total number of shares of Common Stock owned by all Proposed Sellers (assuming full conversion and exercise of all convertible and exercisable securities into Common Stock).

(b)

Each of the exercising Purchasers shall effectuate the sale by promptly delivering to the Proposed Seller for transfer to the Proposed Transferee one or more certificates, properly endorsed for transfer, which represent the number of shares of Stock which such Purchaser elects to sell.

(c)

The stock certificates which the participating Purchasers deliver to the Proposed Seller shall be transferred by the Proposed Seller to the Proposed Transferee in consummation of the sale of the Stock pursuant to the terms and conditions specified in the notice to the Purchasers, and the Proposed Seller shall promptly thereafter remit to each Purchaser that portion of the sale proceeds to which such Purchaser is entitled by reason of its participation in such sale.  To the extent that any prospective purchaser or purchasers prohibit such assignment or otherwise refuse to purchase shares or other securities from any Purchaser exercising its rights of co-sale hereunder, the Proposed Seller shall not sell to such prospective purchaser or purchasers any Stock unless and until, simultaneously with such sale, the Proposed Seller shall purchase such shares or other securities from such Purchaser for the same consideration and on the same terms and conditions as the proposed Transfer described in the Seller’s Notice.

Section 1.4.

Additional Transactions.  The exercise or non-exercise of the rights of a Purchaser hereunder to participate in one or more sales of Stock made by the Proposed Seller shall not adversely affect their rights to participate in subsequent sales by the Key Stockholders.

ARTICLE 2.

LEGENDED CERTIFICATES

Section 2.1.

Legend on the Key Stockholders’ Stock.  Each certificate representing shares of the Stock now or hereafter owned by each Key Stockholder or its Permitted Transferees pursuant to clauses (i) through (iii) of Section 1.1(b) shall be endorsed with the following legend:

“THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED, OR IN ANY MANNER DISPOSED OF EXCEPT IN CONFORMITY WITH THE TERMS OF A CO-SALE AND FIRST REFUSAL AGREEMENT AMONG THE HOLDER (OR THE PREDECESSOR IN INTEREST TO THE SHARES), THE COMPANY AND CERTAIN OTHER KEY STOCKHOLDERS OF THE COMPANY.  THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.”

The parties to this Agreement agree that the Company may instruct its transfer agent to impose transfer restrictions on the Stock represented by certificates bearing the legend above to enforce the provisions of this Agreement and the Company agrees to promptly do so.  The legend required under Section 2.1 hereof shall be removed upon termination of this Agreement in accordance with the provisions of Section 4.1.

ARTICLE 3.

PROHIBITED TRANSFERS

Section 3.1.

Grant.  In the event that any Proposed Seller should sell any Stock in contravention of the participation rights of the Purchasers under Section 1.3 of this Agreement (a “Prohibited Transfer”), in addition to such other remedies as may be available at law or equity or hereunder, the Purchasers shall have the put option provided in Section 3.2 and the Proposed Seller shall be bound by the applicable provision of such option.

Section 3.2.

Put Option.  In the event of a Prohibited Transfer, the Purchasers shall have the option to sell to the Proposed Seller a number of shares of Common Stock of the Company (either directly or through delivery of Preferred Stock) equal to the number of shares that the Purchasers would have been entitled to sell had such Prohibited Transfer been effected in accordance with Article 1 hereof, on the following terms and conditions:

(a)

The price per share at which the shares are to be sold to the Proposed Seller shall be equal to the price per share paid to the Proposed Seller by the third party purchaser or purchasers of the Proposed Seller’s Stock.

(b)

The Purchasers shall deliver to the Proposed Seller, within thirty (30) days after it has received notice from the Proposed Seller or otherwise become aware of the Prohibited Transfer, the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.

(c)

The Proposed Seller shall, upon receipt of the certificates for the repurchased shares, pay the aggregate purchase price therefor provided for in this Article 3, by delivery of consideration in the same form such Proposed Seller received for the Stock sold in the Prohibited Transfer.

ARTICLE 4.

GENERAL

Section 4.1.

Termination.  This Agreement shall terminate (a) immediately upon the closing of an initial public offering; (b) upon the occurrence of either the liquidation, dissolution or winding up of the Company, (either voluntary or involuntary), the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger, other combination or consolidation) or a sale, transfer, lease or other conveyance of all or substantially all of the assets of the Company; unless the Company’s Key Stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Company’s acquisition or sale or otherwise) hold greater than 50% of the voting power of the surviving or acquiring entity; or (c) on the date as of which the parties hereto terminate this Agreement by written consent of the Company, the holders of a majority in interest of the Preferred Stock and by the holders of a majority in interest of the Common Stock.

Section 4.2.

Specific Performance.  Each party hereto acknowledges and agrees that the other parties hereto would be irreparably damaged if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached.  Accordingly, each party hereto agrees that the other parties hereto will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to specifically enforce this Agreement and its terms and provisions in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties in the matter subject to Sections 4.4 and 4.6 hereof, in addition to any other remedy to which they may be entitled, at law or in equity.

Section 4.3.

Further Assurances.  The parties hereto each agree to take such actions and execute and deliver such other documents or agreements as may be necessary or desirable for the implementation of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

Section 4.4.

Submission to Jurisdiction; Consent to Service of Process.

(a)

The parties hereto hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located within the County of Travis, State of Texas, over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action or proceeding related thereto shall be heard and determined in such courts.  The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute.  Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)

Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 4.5 hereof.

Section 4.5.

Notices.  Any notice, request, demand or other communication required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed given under this Agreement on the earliest of: (a) the date of personal delivery, (b) the date of transmission by facsimile, with confirmed transmission and receipt, (c) two (2) days after deposit with a nationally-recognized courier or overnight service such as Federal Express, or (d) five (5) days after mailing via certified mail, return receipt requested.  All notices not delivered personally or by facsimile will be sent with postage and other charges prepaid and properly addressed to the party to be notified at the address set forth for such party:

If to a Purchaser:

Address or fax number set forth on Schedule I hereto.

If to a Key Stockholder:

Address or fax number set forth on Schedule II hereto.

If to the Company:

Smarte Solutions, Inc.

611 South Congress Avenue, Suite 350

Austin, Texas  78704

Phone:  (512) 443-8749

Fax:  (512) 443-9326

Attn:  President

Any party hereto (and such party’s permitted assigns) may change such party’s address for receipt of future notices hereunder by giving written notice to the Company and the other parties hereto.

Section 4.6.

Governing Law.  This Agreement and the performance of the transactions and the obligations of the parties hereunder will be governed by and construed and enforced in accordance with the laws of the State of Texas, without giving effect to any choice of law principles.

Section 4.7.

Entire Agreement.  This Agreement and each of the other Transaction Documents, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matters and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

Section 4.8.

Counterparts.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

Section 4.9.

Amendments and Waivers.  Other than with respect to amendments to Schedule II hereto, which may be amended by the Company to reflect additional Key Stockholders or permitted transfers, this Agreement may not be amended or modified, and no provisions hereof may be waived, without the written consent of the Company, the holders of a majority of the Preferred Stock and by the holders of a majority of the Common Stock.  No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein.  The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach.  No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

Section 4.10.

Successors and Assigns.  This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives.  The rights of the Purchasers hereunder are only assignable (a) by each of such Purchasers to any other Purchasers or (b) to an assignee or transferee who acquires all of the Preferred Stock purchased by a Purchaser.

Section 4.11.

Severability.  The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision hereof will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party or to any circumstance, is adjudged by a court, governmental body, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties agree that the court, governmental body, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

Section 4.12.

Titles and Subtitles.  The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

Section 4.13.

Third Parties.  Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

Section 4.14.

Construction.  The parties hereto have jointly participated in the negotiation and drafting of this Agreement.  If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement.  Any reference to any federal, state, local or foreign law will also be deemed to refer to such law as amended and all rules and regulations promulgated thereunder, unless the context otherwise requires.  The word “including” means “including without limitation”.  Pronouns in masculine, feminine and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires.  The words “this Agreement,” herein, “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.

Section 4.15.

Remedies.  The parties hereto shall have all remedies for breach of this Agreement available to them as provided by law or equity.  Without limiting the generality of the foregoing, the parties agree that in addition to any other rights and remedies available at law or in equity, the parties shall be entitled to obtain specific performance of the obligations of each party to this Agreement and immediate injunctive relief and that, in the event any action or proceeding is brought in equity or to enforce the same, no party will urge, as a defense, that there is an adequate remedy at law.  No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.

IN WITNESS WHEREOF, the parties have executed this Co-Sale and First Refusal Agreement on the day and year indicated above.

COMPANY:

SMARTE SOLUTIONS, INC.

By: /s/ BALA VISHWANATH

Name: Bala Vishwanath

Title: CEO

KEY STOCKHOLDERS:

/s/ BALA VISHWANATH

/s/ SANJAY LALL

/s/ MARK ESHELMAN

PURCHASERS:

By:

Name:

Title:

_________________

SCHEDULE I

PURCHASERS

Attwood, Greg
Basham, Arthur V.
Bauer, Matthew G.
Beach, Richard G.
Blaesing, Craig
Blanton, Kay
Burns, M. Frank
Cheney, Menzo D.
Cox, Laura Y.
Crecelius, Jean W.
Curry, Janelle Catherine Trust c/o William E. Johnson III, Trustee
Curry, Natalie Rene Barnhart Trust c/o William E. Johnson III, Trustee
Erickson, John L.
Eshelman, Jack
Eshelman, Michael
Etie, Michael & Cheryl
Farrell, James
Fenimore, George W. III
Finch, John E.
Fraser, Mathew and/or Sharon
Garcia, Charles K.
Goodwin, Jerry D.
Gray, Burl
Hall, Harold E & Nancy
Hartgrove, Philip L.
Hug, Deborah
Johnson, Earl B.
Johnson, Kathleen M.
Kang, Young S.
Key Bank, Investment Advisor to Drain Asset Management Attention: Thomas S. Allen
Kingfisher Holdings, LLC Attn: Bowie, Joseph W. or Janet S.
KMA 401k Profit Sharing Plan Attn: King, Marvin S. Trustee
Kline, Charles Alvin Dr.
Kline, Michael Charles
Kopacka, Timothy J. and Kim K.
Lindsay, Scott E. and Marlene F.
Lynch, Jack F.
Maher, Ben
Maher, Maurice J.
Maletz, Joseph M.
Maples, Michael J.
Mardaga, William Jeffrey
McAllister, Scott
McCarty, Karen and Robert B.
McKeand, Kevin
Meador, Doak
Meador, Robert
Meetrix, Inc.
KMA 401k Profit Sharing Plan Attn: Mohamed, Jan T. Trustee
Moncrief, Jerry D. Goodwin, Trustee, U/W/O Richard Barto Moncrief, F/B/O Lee Wiley c/o Jerry D. Goodwin, Trustee
Moncrief, Jerry D. Goodwin, Trustee, U/W/O Richard Barto Moncrief, F/B/O Michael J. c/o Jerry D. Goodwin, Trustee
Moncrief, Jerry D. Goodwin, Trustee, U/W/O Richard Barto Moncrief, F/B/O Richard Barto c/o Jerry D. Goodwin, Trustee
Murphy, Shirley Sharon Family Trust c/o Kenneth W. Murphy
Murphy, Kenneth W. Children’s Trust, David Mallory, Trustee c/o Kenneth W. Murphy
Murphy, Kenneth W. Grand children’s Trust, David Mallory, Trustee; c/o Kenneth W. Murphy
Olivares, Gayle P.
Padian, John P. and Patricia A.
Pautel, Sara
Pioneer Financial Services, Ltd. Attention: Howie & Victoria Scoggin
Reinhart, Ernest Frederick & Mary
Riffe, Stacy
Smetzer, James H.
Stanley Holdings, LLC Attention: Sheri Hartgrove
KMA 401k Profit Sharing Plan Attn: Sullins, Barbara W.
Summers, Kevin
Summers, Malcolm
Tauben, John
Terrell, Richard and Antoinette
Tevonian, Jeff
Thomas, Robert J.
Toth, Richard S.
Tulume Ontario, Inc. c/o Gregory Vamplew
Wall, Craig J.
Webber, Neil
Wilson, James William
Wilson, Miles D.
Wilson, D. Scott and Jeanne Marie
Womack, David R. III and Lisa

SCHEDULE II

KEY STOCKHOLDERS

Bala Vishwanath

Sanjay Lall

Mark D. Eshelman